UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

POWERSHARES ACTIVELY MANAGED EXCHANGE-TRADED FUND TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADJOURNMENT NOTICE

Special Meeting of Shareholders for PowerShares Active Low Duration Fund has adjourned until April 14, 2010

Dear Shareholder:

Due to insufficient participation by shareholders, we had to adjourn the March 22, 2010 Special Meeting of shareholders to approve the sub-advisory agreement, as outlined in the February 25, 2010 proxy statement, until April 14, 2010 at 3:00 p.m. central time.  While the overwhelming majority of the shares voting were voted in Favor of the sub-advisory agreement, not enough shares were present at the meeting to approve the sub-advisory agreement.  This adjournment will allow shareholders who have not yet voted an opportunity to cast their important vote.

We need your help.  As one of the largest 28 un-voted shareholders in your fund, we are asking you to please take a moment now and vote your shares so that another adjournment will not be needed.

Another copy of your ballot(s) has been enclosed with this letter for your convenience.  Should you have any questions regarding the proposal, please call the toll-free number 1-800-884-5197.  The following voting options have been set up for your convenience.

1.              Vote by Touch-tone Phone.  You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card.

2.              Vote Through the Internet.   You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

3.              Vote by Mail.  You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.  If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the Special Meeting on April 14th.

Again, please do not hesitate to call toll-free 1-800-884-5197 if you have any questions regarding this matter.

If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Sincerely,

H. Bruce Bond

Chairman

NOBO-FedEx

ADJOURNMENT NOTICE

Special Meeting of Shareholders for PowerShares Active Mega Cap Fund has adjourned until April 14, 2010

Dear Shareholder:

Due to insufficient participation by shareholders, we had to adjourn the March 22, 2010 Special Meeting of shareholders to approve the sub-advisory agreement, as outlined in the February 25, 2010 proxy statement, until April 14, 2010 at 3:00 p.m. central time.  While the overwhelming majority of the shares voting were voted in Favor of the sub-advisory agreement, not enough shares were present at the meeting to approve the sub-advisory agreement.  This adjournment will allow shareholders who have not yet voted an opportunity to cast their important vote.

We need your help.  As one of the un-voted shareholders in your fund, we are asking you to please take a moment now and vote your shares so that another adjournment will not be needed.

Another copy of your ballot(s) has been enclosed with this letter for your convenience.  Should you have any questions regarding the proposal, please call the toll-free number 1-800-884-5197 ext. 6606.  The following voting options have been set up for your convenience.

1.              Vote by Touch-tone Phone.  You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card.

2.              Vote Through the Internet.   You may cast your vote using the Internet by logging into the Internet address located on the enclosed proxy card and following the instructions on the website.

3.              Vote by Mail.  You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.  If convenient for you, please utilize one of the first two options above to insure that your response is received in time for the Special Meeting on April 14th.

Again, please do not hesitate to call toll-free 1-800-884-5197 ext. 6606 if you have any questions regarding this matter.

If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Sincerely,

H. Bruce Bond

Chairman

OBO